Exhibits 5.1 and 23.1


                 [WILLIAMS, MULLEN, CLARK & DOBBINS LETTERHEAD]



                                  July __, 2000


Board of Directors
Marathon Financial Corporation
4095 Valley Pike
Winchester, Virginia  22602

Ladies and Gentlemen:

         This letter is in reference to the Registration Statement on Form S-4 dated July 20, 2000, filed by Marathon Financial Corporation, a Virginia Corporation (the "Company"), with the Securities and Exchange Commission
pursuant  to  the  Securities  Act  of  1933,  as  amended  (the   "Registration
Statement"). The Registration Statement relates to 2,512,105 shares of the Company's common stock, $1.00 par value per share (the "Shares"), which Shares are proposed to be offered to the shareholders of Rockingham Heritage Bank, a Virginia state bank ("Rockingham"), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of June 21, 2000, by and among Rockingham, the Company, The Marathon Bank, a Virginia state bank and a wholly-owned subsidiary of the Company, and Marathon Merger Bank, a wholly-owned bank subsidiary of MFC, and a related Plan of Merger (collectively, the "Agreement").

         We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion. We have relied upon certificates of officers of the Company where we have deemed it necessary in connection with our opinion.

         Based upon such examination, it is our opinion that the aforementioned Shares, when issued against payment therefor pursuant to the Agreement, will be validly issued, fully paid and nonassessable under the laws of the Commonwealth of Virginia.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinion" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement.

                                      Very truly yours,


                                      Williams, Mullen, Clark & Dobbins, P.C.

                                      By:
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